Exhibit 99.2

INVESTOR SUMMARY February 21, 2014

DISH NETWORK REPORTS FULL YEAR 2013 FINANCIAL RESULTS ENGLEWOOD, Colo., Feb. 21, 2014 — DISH Network Corporation (NASDAQ: DISH) reported 2013 total revenue of $13.9 billion compared to $13.2 billion in 2012, an increase of 5.5 percent. Net income attributable to DISH Network in 2013 increased 26.8 percent to $807 million from $637 million in 2012. Diluted earnings per share were $1.76 in 2013, compared with $1.41 in 2012. With the closure of its remaining Blockbuster company-owned domestic retail stores and by-mail DVD service, DISH has recast its financial statements and certain operational metrics to present Blockbuster as discontinued operations for all periods presented. For the full year, DISH activated approximately 2.666 million gross new pay-TV subscribers compared to approximately 2.739 million in 2012. DISH ended 2013 with approximately 14.057 million pay-TV subscribers compared with approximately 14.056 million at the end of 2012. Pay-TV average monthly revenue per subscriber was $80.37 during 2013 versus $76.98 in 2012. Pay-TV average monthly subscriber churn for 2013 increased slightly to 1.58 percent from 1.57 percent in 2012. DISH added approximately 253,000 net broadband subscribers in 2013, bringing its total broadband subscriber base to approximately 436,000 compared to approximately 183,000 at the close of 2012. To improve its position in the growing consumer satellite broadband market, among other reasons, DISH entered into agreements on Feb. 20, 2014 to implement a transaction with EchoStar Corporation and its subsidiaries that calls for DISH to transfer to EchoStar on March 1, 2014 five of its satellites (including related in-orbit incentives) and approximately $11 million in cash in exchange for shares of two series of preferred tracking stock, and for DISH to lease back certain satellite capacity on those five satellites. The tracking stock will represent an aggregate 80 percent economic interest in the residential retail satellite broadband business of EchoStar’s subsidiary, Hughes Network Systems, LLC. Detailed financial data and other information are available in DISH Network’s Form 10-K for the year ended Dec. 31, 2013, filed today with the Securities and Exchange Commission. DISH Network will host its fourth quarter and full-year 2013 financial results conference call today at noon Eastern time. The dial-in numbers are (800) 616-6729 (U.S. toll-free) or (763) 488-9145, conference ID number 53529168. About DISH DISH Network Corporation (NASDAQ: DISH), through its subsidiary DISH Network L.L.C., provides approximately 14.057 million satellite TV customers, as of Dec. 31, 2013, with the highest quality programming and technology with the most choices at the best value. Subscribers enjoy a high definition line-up with more than 200 national HD channels, the most international channels, and award-winning HD and DVR technology. DISH Network Corporation is a Fortune 200 company. Visit www.dish.com. TABLE OF CONTENTS DISH Segment - Pay-TV Metrics 3 DISH Segment - Broadband Metrics 5 Selected Financial Results 6 Consolidated Balance Sheets 9 Consolidated Statements of Operations 10 Consolidated Statements of Cash Flows 11 Results of Operations 2013 vs. 2012 12 Selected Quarterly Data Quarterly Non-GAAP Reconciliations 14 Cautionary Statement Concerning Forward-Looking Statements 15 DISH 2013 Financial Results Conference Call — Noon ET Today U.S. or Canada 800-616-6729 Internationally 763-488-9145 Conference ID: 53529168 DISH INVESTOR SUMMARY

DISH SEGMENT – PAY-TV METRICS 3 DISH INVESTOR SUMMARY Pay-TV Net Additions DISH added approximately 1,000 net Pay-TV subscribers during the year ended December 31, 2013, compared to the addition of approximately 89,000 net Pay-TV subscribers during the same period in 2012. The decrease versus the same period in 2012 primarily resulted from lower gross new Pay-TV subscriber activations. Pay-TV Churn Our Pay-TV churn rate for the year ended December 31, 2013 was 1.58% compared to 1.57% for the same period in 2012. Our Pay-TV churn rate was negatively impacted in part because we increased our programming package price in the first quarter 2013 and did not during the same period in 2012. Churn continues to be adversely affected by increased competitive pressures, including aggressive marketing and discounted promotional offers. Our Pay-TV churn rate is also impacted by, among other things, the credit quality of previously acquired subscribers, our ability to consistently provide outstanding customer service, price increases, service interruptions driven by programming disputes, and our ability to control piracy and other forms of fraud. Pay-TV Gross Activations During the year ended December 31, 2013, DISH activated approximately 2.666 million gross new Pay-TV subscribers compared to approximately 2.739 million gross new Pay-TV subscribers during the same period in 2012, a decrease of 2.7%. Our gross new Pay-TV subscriber activations continue to be negatively impacted by increased competitive pressures, including aggressive marketing, discounted promotional offers, and more aggressive retention efforts in a mature market. In addition, our gross new Pay-TV subscriber activations continue to be adversely affected by sustained economic weakness and uncertainty.

DISH SEGMENT – PAY-TV METRICS-CONTINUED 4 DISH INVESTOR SUMMARY Pay-TV Subscribers DISH ended the year with 14.057 million Pay-TV subscribers compared to 14.056 million total Pay-TV subscribers at the end of 2012. Pay-TV ARPU Pay-TV average monthly revenue per subscriber (ARPU) was $80.37 during the year ended December 31, 2013 versus $76.98 during the same period in 2012. The $3.39 or 4.4% increase in Pay-TV ARPU was primarily attributable to the programming package price increase in February 2013 and higher hardware related revenue. Pay-TV SAC Pay-TV Subscriber Acquisition Cost (Pay-TV SAC) was $866 during the year ended December 31, 2013 compared to $784 during the same period in 2012, an increase of $82 or 10.5%. This increase was primarily attributable to increased equipment and advertising costs. Capitalized equipment costs increased primarily due to an increase in the percentage of new subscriber activations with new Hopper and Hopper with Sling receiver systems. In addition, the Hopper with Sling set-top box cost per unit is currently higher than the original Hopper set-top box. Advertising costs increased due to brand spending related to the launch of our new Hopper with Sling set-top box in February 2013.

DISH SEGMENT – BROADBAND METRICS 5 DISH INVESTOR SUMMARY Broadband Net Additions DISH added approximately 253,000 net Broadband subscribers during the year ended December 31, 2013 compared to the addition of approximately 78,000 net Broadband subscribers during the same period in 2012. This increase versus the same period in 2012 primarily resulted from higher gross new Broadband subscriber activations driven by increased advertising associated with the launch of dishNET branded broadband services on September 27, 2012. Broadband Gross Activations During the year ended December 31, 2013, DISH activated approximately 343,000 gross new Broadband subscribers compared to the activation of approximately 121,000 gross new Broadband subscribers during the same period in 2012. This increase was driven by increased advertising associated with the launch of dishNET branded broadband services on September 27, 2012. Broadband Subscribers DISH ended 2013 with 436,000 Broadband subscribers compared to 183,000 total Broadband subscribers at the end of 2012.

SELECTED FINANCIAL RESULTS 6 DISH INVESTOR SUMMARY Subscriber-Related Revenue Subscriber-related revenue totaled $13.765 billion for the year ended December 31, 2013, an increase of $700 million or 5.4% compared to the same period in 2012. The change in Subscriber-related revenue from the same period in 2012 was primarily related to the increase in Pay-TV ARPU discussed previously and revenue from broadband services. Included in Subscriber-related revenue was $221 million and $95 million of revenue related to our broadband services for the years ended December 31, 2013 and 2012, respectively. Subscriber-Related Expenses Subscriber-related expenses totaled $7.818 billion during the year ended December 31, 2013, an increase of $564 million or 7.8% compared to the same period in 2012. The increase in Subscriber-related expenses was primarily attributable to higher pay-TV programming costs and higher Broadband subscriber-related expenses due to the increase in our Broadband subscriber base. The increase in programming costs was driven by rate increases in certain of our programming contracts, including the renewal of certain contracts at higher rates. Included in Subscriber-related expenses was $143 million and $51 million of expense related to our broadband services for the years ended December 31, 2013 and 2012, respectively. Net Income Net income (loss) attributable to DISH Network for the years ended December 31, 2013 and 2012 was $807 million and $637 million, respectively. These amounts included net losses from discontinued operations of $47 million and $37 million for 2013 and 2012, respectively. Note that net income for the year ended December 31, 2013 was negatively impacted by the $438 million impairment charge for the T2 and D1 satellites during the second quarter 2013. The year ended December 31, 2012 was negatively impacted by $730 million of Litigation expense related to the Voom Settlement Agreement.

SELECTED FINANCIAL RESULTS-CONTINUED 7 DISH INVESTOR SUMMARY Adjusted EBITDA Adjusted EBITDA was $2.805 billion during the year ended December 31, 2013, an increase of $397 million or 16.5% compared to the same period in 2012. Note that Adjusted EBITDA for the year ended December 31, 2013 was negatively impacted by the $438 million impairment charge for the T2 and D1 satellites during the second quarter 2013. The year ended December 31, 2012 was negatively impacted by $730 million of Litigation expense related to the Voom Settlement Agreement. Non-GAAP Reconciliation- EBITDA to Net Income

SELECTED FINANCIAL RESULTS-CONTINUED 8 DISH INVESTOR SUMMARY Adjusted Free Cash Flow (FCF) Adjusted free cash flow was $1.056 billion in 2013 and $1.058 billion in 2012. Note that 2012 includes the negative impact of $676 million of payments for the Voom Settlement Agreement. Non-GAAP Reconciliation- FCF to Cash From Operations

CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except share amounts) 9 DISH INVESTOR SUMMARY

CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) 10 DISH INVESTOR SUMMARY

CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) 11 DISH INVESTOR SUMMARY

RESULTS OF OPERATIONS 2013 VS. 2012 (In thousands) 12 DISH INVESTOR SUMMARY

SELECTED QUARTERLY DATA 13 DISH INVESTOR SUMMARY (1) For the quarters ended March 31, June 30, and September 30, 2013, Pay-TV ARPU has been adjusted by $0.10, $0.09, and $0.07, respectively, to exclude discontinued operations. For the quarters ended March 31, June 30, September 30, and December 31, 2012, Pay-TV ARPU has been adjusted by $0.12, $0.13, $0.13, and $0.12, respectively, to exclude discontinued operations.

QUARTERLY NON-GAAP RECONCILIATIONS (In thousands) 14 DISH INVESTOR SUMMARY The following tables reconcile quarterly Adjusted EBITDA with the most directly comparable financial measure calculated and presented in accordance with GAAP.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS 15 DISH INVESTOR SUMMARY